Exhibit (e)(i)(B)
DIREXION FUNDS
DISTRIBUTION PLAN
SCHEDULE A
     The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly Emerging Markets Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund	Direxion Monthly NASDAQ-100® Bear 2X Fund
Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Dollar Bull 2X Fund	Direxion Monthly Dollar Bear 2X Fund
Direxion Monthly 10 Year Note Bull 2X Fund	Direxion Monthly 10 Year Note Bear 2X Fund
Direxion Monthly China Bull 2X Fund	Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund	Direxion/Wilshire Dynamic Fund
Commodity Trends Strategy Fund	Currency Trends Strategy Fund
Evolution Managed Bond Fund	Direxion Long/Short Global IPO Fund
Evolution Market Leaders Fund
Evolution Alternative Investment Fund
Evolution All-Cap Equity Fund
     Up to 1.00% of the average daily net assets.

HY Bear	Dynamic HY Bond Fund
     Up to 0.40% of the average daily net assets
     The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Service Class Distribution Plan shall be as follows:

Spectrum Equity Opportunity Fund	Spectrum Global Perspective Fund
Spectrum Select Alternative Fund
Commodity Trends Strategy Fund	Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund	Currency Trends Strategy Fund
     Up to 1.00% of the average daily net assets;
HCM Freedom Fund
     Up to 0.80% of the average daily net assets;
The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds C Class Distribution Plan shall be as follows:

Commodity Trends Strategy Fund	Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund	Currency Trends Strategy Fund
     Up to 1.00% of the average daily net assets.
Last revised as of August 17, 2011.

SCHEDULE B
DISTRIBUTION AGREEMENT among the DIREXION FUNDS,
RAFFERTY ASSET MANAGEMENT, LLC and
RAFFERTY CAPITAL MARKETS, LLC
     Pursuant to Section 9 of the Distribution Agreement among the Direxion Funds (the “Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, LLC (“Distributor”), Adviser shall pay to Distributor a monthly fee of $7,500. This monthly payment shall be in addition to the following amounts:
(i) Rule 12b-1 fees of 0.25% of average annual fund assets of the Investor Class Shares of the Direxion Monthly S&P 500® Bull 2X Fund, Direxion Monthly S&P 500® Bear 2X Fund, Direxion Monthly NASDAQ-100® Bull 2X Fund, Direxion Monthly NASDAQ-100® Bear 2X Fund, Direxion Monthly Small Cap Bull 2X Fund, Direxion Monthly Small Cap Bear 2X Fund, Direxion Monthly Dollar Bear 2X Fund, Direxion Monthly Dollar Bull 2X Fund, Direxion Monthly Emerging Markets Bull 2X Fund, Direxion Monthly Emerging Markets Bear 2X Fund, Direxion Monthly China Bull 2X Fund, Direxion Monthly Latin America Bull 2X Fund, Direxion Monthly Commodity Bull 2X Fund, Direxion Monthly 10 Year Note Bull 2X Fund, Direxion Monthly 10 Year Note Bear 2X Fund, Dynamic HY Bond Fund, HY Bear Fund, Commodity Trends Strategy Fund, Currency Trends Strategy Fund, Direxion/Wilshire Dynamic Fund, Direxion Long/Short Global IPO Fund, Evolution Managed Bond Fund, Evolution All-Cap Equity Fund, Evolution Market Leaders Fund, and Evolution Alternative Investment Fund,
(ii) Rule 12b-1 fees of 0.80% of average annual fund assets of the Service Class Shares of the HCM Freedom Fund;
(iii) Rule 12b-1 fees of 1.00% of average annual fund assets of the Service Class Shares of the Spectrum Select Alternative Fund, Spectrum Global Perspective Fund and Spectrum Equity Opportunity Fund;
(v) Rule 12b-1 fees of 0.75% of average annual fund assets of the Service Class Shares of the Commodity Trends Strategy Fund, Currency Trends Strategy Fund, Direxion Long/Short Global IPO Fund and Direxion/Wilshire Dynamic Fund;
(vi) Rule 12b-1 fees of 0.75% of average annual fund assets of the C Class Shares of the Commodity Trends Strategy Fund, Currency Trends Strategy Fund, Direxion Long/Short Global IPO Fund and Direxion/Wilshire Dynamic Fund;
(vii) such additional fees as shall be set forth from time to time in this Schedule B.
Last Revised as of August 17, 2011.

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